Exhibit 99.1

TerreStar Successfully Completes Call over TerreStar-1 with TerreStar Handsets

First Satellite Call Ever Made Between Integrated Satellite-Terrestrial Smartphones;
TerreStar Certifies Completion of Final FCC Milestone

RESTON, VA - July 20, 2009 – Mobile communications provider TerreStar Networks Inc. (TerreStar), a majority-owned subsidiary of TerreStar Corporation (NASDAQ: TSTR), announced today the successful completion of an end-to-end phone call over TerreStar-1, the world’s largest, most advanced commercial communications satellite. The call was completed between two of TerreStar’s quad-band GSM and tri-band WCDMA/HSPA smartphones with integrated satellite-terrestrial voice and data capabilities. The call not only demonstrates the power of TerreStar-1 and the TerreStar smartphone, but also showcases the flexibility of TerreStar’s all-IP core network.

“This call shows how TerreStar is delivering a new standard in mobile broadband network services and devices that leverage our integrated satellite and terrestrial communications components to enable true ubiquity and reliability – anywhere in the United States and Canada” said Jeffrey Epstein, President of TerreStar. “From now on, TerreStar means connected.”

“We have now certified that our network is operational and that TerreStar-1, our handset and our core network are all performing well,” said TerreStar CTO Dennis Matheson.  “While the call was completed quickly, it represents years of hard work and innovation by the TerreStar team of dedicated employees and our partners.  Thank you all for your contributions to our success today.”

In-orbit testing of TerreStar-1 continues and TerreStar and its partner, TerreStar Networks (Canada) Inc., remain on track to provide integrated satellite and terrestrial communications components to help solve the critical communications and business continuity challenges faced by government, emergency responders, enterprises and rural communities anywhere in the United States and Canada.

TerreStar today certified compliance with its final Federal Communications Commission milestone and TerreStar Networks (Canada) Inc. has notified Industry Canada of its compliance with its final Industry Canada milestone.

The TerreStar network will operate in two 10-Mhz blocks of contiguous MSS spectrum in the 2 GHz band throughout the United States and Canada – with a spectrum footprint that covers a population of nearly 330 million.

About TerreStar Networks Inc.
TerreStar Networks (www.terrestar.com), a majority owned subsidiary of TerreStar Corporation (NASDAQ: TSTR), plans to offer a reliable, secure and resilient satellite terrestrial mobile broadband network that will provide voice, data and video services dedicated to helping solve the critical communication and business continuity challenges faced by government, emergency responders, enterprise businesses and rural communities.   TerreStar expects to offer next generation mobile communications through a network of partners and service providers to users who need “anywhere” coverage throughout the United States and Canada.

About TerreStar Networks (Canada) Inc.

TerreStar Networks (Canada) Inc., known as TerreStar Canada, (www.terrestar.ca), along with TerreStar Networks Inc., is developing the next generation of mobile services: reliable and secure satellite - terrestrial mobile voice, data and video services dedicated to helping solve the critical communication and business continuity challenges faced by Canadian government, first responders, business and consumer communities.

About TerreStar Corporation
TerreStar Corporation is the controlling shareholder of TerreStar Networks Inc. and TerreStar Global Ltd. For additional information on TerreStar Corporation, please visit the company's website at www.terrestarcorp.com.

Statement under the Private Securities Litigation Reform Act:
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to the strategy of TerreStar Corporation, its plans, and the transactions described in this press release. Such statements generally include words such as could, can, anticipate, believe, expect, seek, pursue, proposed, potential and similar words and terms in connection with future results. We assume no obligation to update or supplement such forward-looking statements.

For more information, please contact:
Kelly Adams, Director Marketing and Communications
TerreStar Networks
Mobile: +1 703-930-6449
Email: Kelly.Adams@terrestar.com

Chris Fallon
Ruder Finn for TerreStar Networks
Phone: +1 212-715-1691
Email: fallonc@ruderfinn.com

Canada based inquiries, please contact:

Paul Tyler, pt@goldfenixcom.ca
(416) 254-0698

Victoria Ollers, vo@goldfenixcom.ca
(416) 822-2288